UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            December 19, 2019

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Refer to Note 2 to the consolidated financial statements contained in the annual report on Form 10-K for the year ended April 30, 2019 of AMREP Corporation (the “Company”), which was filed with the Securities and Exchange Commission on July 26, 2019, for detail regarding the two triple net lease agreements, each dated as of April 26, 2019 (collectively, the “Lease Agreements”), pursuant to which Palm Coast Data LLC (“PCDLLC”) leased (1) from Two Commerce LLC (“TC”), a subsidiary of the Company, a 61,000 square foot facility located in Palm Coast, Florida, and (2) from Commerce Blvd Holdings, LLC (“CBH”), a subsidiary of the Company, a 143,000 square foot facility in Palm Coast, Florida.

On December 19, 2019, each of TC and CBH filed a complaint in the Circuit Court of the Seventh Judicial District in and for Flagler County, Florida against PCDLLC. Each complaint included claims for damages and for the eviction of PCDLLC from the leased properties as a result of PCDLLC’s failure to pay rent required under the Lease Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: December 27, 2019	By:	/s/ Christopher V. Vitale
Christopher V. Vitale
President and Chief Executive Officer